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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 14, 2003
                       (Date of earliest event reported)

                        INTERNATIONAL BUSINESS MACHINES
                                  INCORPORATED
             (Exact name of registrant as specified in its charter)

        New York                     1-2360                      13-0871985
(State of Incorporation)     (Commission File Number)          (IRS employer
                                                             Identification No.)


           ARMONK, NEW YORK                                        10504
(Address of principal executive offices)                         (Zip Code)


                                  914-499-1900
                        (Registrant's telephone number)

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ITEM 5. OTHER EVENTS

In its Form 8-K submitted on April 14, 2003, the registrant filed all the information in Attachments I, II, and III of such Form 8-K under Item 5 except for three items of information in Attachment II that were furnished pursuant to
Item 9. This Form 8-K corrects the page numbers in Attachment II on which the furnished statements in the Earnings Presentation Transcript are located as follows:

o     The following statement on Page 8 of the Earnings Presentation Transcript:
"With this view, Net Cash Provided from Operations excluding Global Financing Receivables was a negative $300 million, versus a positive $400 million in last year's 1st quarter."

o     The following statement on Page 8 of the Earnings Presentation Transcript:
"Last year, we generated $10.5 billion of cash from operations excluding Financing Receivables."

The IBM Cash Flow Analysis was correctly identified in the Form 8-K submitted on April 14, 2003 as located on Page 9 of the Earnings Presentation Charts. The information provided in Attachments I, II and III of the Form 8-K submitted on April 14, 2003 is not modified by this Form 8-K.

ITEM 9. REGULATION FD DISCLOSURE

All the statements and information in Attachment II of the Form 8-K submitted on April 14, 2003 that were not filed pursuant to Item 5 were furnished under Item 12 (Results and Operations and Financial Condition).

IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors
(www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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                                   SIGNATURE

Pusuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 15, 2003

                                         By:  /s/ Robert F. Woods
                                              ----------------------------------
                                                     (Robert F. Woods)
                                                Vice President and Controller